Exhibit 4.13

ADMINISTRATION AGREEMENT

between

SYNCHRONY CARD ISSUANCE TRUST,

as Trust

SYNCHRONY BANK,

as Administrator

Dated as of November 30, 2017

ADMINISTRATION AGREEMENT, dated as of November 30, 2017, between SYNCHRONY CARD ISSUANCE TRUST, a Delaware statutory trust (the “Trust”), and SYNCHRONY BANK, a Delaware corporation, as administrator (the “Administrator”).

RECITALS

WHEREAS, the Trust has entered into a Master Indenture, dated as of the date hereof (as amended and supplemented by any Indenture Supplement, any Terms Document or otherwise, from time to time in accordance with the provisions thereof, the “Indenture”), between the Trust and The Bank of New York Mellon, as indenture trustee (“Indenture Trustee”), to provide for the issuance of its asset backed notes (the “Notes”) from time to time pursuant to one or more Indenture Supplements or Terms Documents. Capitalized terms used herein and not otherwise defined herein are defined in the Indenture;

WHEREAS, the Trust has entered into certain agreements in connection with the issuance of the Notes and the issuance of the Transferor Interest and transactions related thereto, including (i) the Transfer Agreement, (ii) the Servicing Agreement, (iii) the Indenture, and (iv) any other Related Document entered into from time to time;

WHEREAS, pursuant to the Related Documents, the Trust is required to perform certain duties in connection with: (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the “Collateral”) and (b) the Transferor Interest;

WHEREAS, the Trust desires to have the Administrator perform certain of the duties of the Trust referred to in the preceding clause, and to provide such additional services consistent with this Agreement and the Related Documents as the Trust may from time to time request;

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Trust on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1.        Appointment of the Administrator; Duties of the Administrator.

(a)          Appointment of the Administrator. The Trust hereby appoints Synchrony Bank to act as administrator, subject to Section 9.

(b)          Duties with Respect to the Transfer Agreement. The Administrator, on behalf of the Trust, shall perform the administrative duties of the Trust under the Transfer Agreement. The Administrator, on behalf of the Trust, shall monitor the performance of the Trust and shall advise the Trust when action is necessary to comply with the Trust’s duties under the Transfer Agreement. The Administrator, on behalf of the Trust, shall prepare for execution by the Trust or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Transfer Agreement. In furtherance of the foregoing, the Administrator, on behalf of the Trust, shall take all appropriate action that is the duty of the Trust to take pursuant to such documents, including, without limitation, such of the foregoing as are required with respect to the following matters (parenthetical references in this clause (b) are to sections of the Transfer Agreement):

(i)          the duty to maintain possession of the Account Schedules delivered pursuant to the Transfer Agreement (Section 2.1);

(ii)         the duty to cause the payment of the Purchase Price for each Purchase Date (Section 2.4);

(iii)        (A) the preparation and the execution of any Reassignment or any other documents and instruments of transfer and (B) the duty to take such actions as requested by the Transferor to effect the conveyance of the Transferred Receivables (Section 2.7); and

(iv)        (A) the notification to the Transferor of any breach in representation or warranty of the Transferor under the Transfer Agreement or (B) the acceptance of a reassignment of the Transferred Receivables if such breach is not cured as provided in Section 6.1 of the Transfer Agreement (Section 6.1);

(v)         the duty to comply with the FDIC Rule and FDIC Rule Interpretations and the obligations of the Trust in Schedule 6.5 to the Transfer Agreement (Section 6.5); and

(vi)        (A) the duty to consult with the Transferor to determine whether the Trust’s consent to any reduction of periodic finance charges or other fees would violate the Trust’s covenants contained in the Indenture or any Indenture Supplement thereto or (B) the duty to prepare, execute and deliver any notices of objection to a proposed reduction upon determination that a violation would occur (Section 6.3(b)).

(c)          Duties with Respect to the Servicing Agreement. The Administrator, on behalf of the Trust, shall perform the administrative duties of the Trust under the Servicing Agreement. The Administrator, on behalf of the Trust, shall monitor the performance of the Trust and shall advise the Trust when action is necessary to comply with the Trust’s duties under the Servicing Agreement. The Administrator shall prepare and execute on behalf of the Trust, or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Servicing Agreement. In furtherance of the foregoing, the Administrator, on behalf of the Trust shall take all appropriate action that is the duty of the Trust to take pursuant to such documents, including, without limitation, such of the foregoing as are required with respect to the following matters (parenthetical references in this clause (c) are to sections of the Servicing Agreement):

(i)          (A) the notification to the Servicer prior to any designation of (I) additional or removed Accounts, (II) any additional Originator or additional Program Partner and (III) any discount percentage and (B) the duty to provide the Servicer a copy of the related credit card program agreement of an additional Program Partner (Section 2.2);

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(ii)         (A) the duty to furnish to the Servicer powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing duties and (B) the duty to assist the Servicer in collecting the Transferred Receivables (Section 2.4);

(iii)        (A) the notification to the Servicer of a breach of the applicable covenants under Section 2.6 of the Servicing Agreement and (B) the execution and the delivery of any documents or instruments of transfer or assignment requested by the Servicer to effect the conveyance of the Transferred Receivables to the Servicer (Section 2.6);

(iv)        the delivery of a Servicer Termination Notice to the Servicer (Section 5.1); and

(v)         the appointment of a successor servicer (Section 6.2).

(d)          Duties with Respect to the Indenture. The Administrator, on behalf of the Trust, shall perform the administrative duties of the Trust under the Indenture, any Indenture Supplement and any Terms Document. The Administrator, on behalf of the Trust, shall monitor the performance of the Trust and shall advise the Trust when action is necessary to comply with the Trust’s duties under the Related Documents. The Administrator, on behalf of the Trust, shall prepare for execution by the Trust or the Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to any Related Document. In furtherance of the foregoing, the Administrator, on behalf of the Trust, shall take all appropriate action that is the duty of the Trust to take pursuant to the Indenture, any Indenture Supplement and any Terms Document, including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture, any Indenture Supplement and any Terms Document (parenthetical references in this clause (d) are to articles or sections in the Indenture):

(i)          appointing a successor Depository (Section 2.04);

(ii)         communicating with any clearing agency or Depository (Sections 2.06 and 2.07);

(iii)        the duty to cause the Note Register to be kept, and notifying the Indenture Trustee of any appointment of a new Note Register and the location, or change in location, of the Note Registrar (Sections 3.05(a) and 3.05(i));

(iv)        delivering any Notes to the Indenture Trustee for cancellation (Section 3.08);

(v)         preparing or obtaining the documents, legal opinions and instruments required for execution, authentication and delivery of the Notes, and delivery of the same to the Indenture Trustee for authentication (Sections 3.03, 3.04 and 3.09), providing for the replacement of mutilated, destroyed, lost or stolen Notes (Section 3.06), providing for the exchange or transfer of Notes (Section 3.05) and, to the extent set forth in the related Indenture Supplement, notifying each Rating Agency in writing of the issuance of any Tranche, Class or Series of Notes;

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(vi)        directing the Indenture Trustee with respect to the investment of funds in the Trust Accounts (Section 4.02);

(vii)       preparing or obtaining the documents, legal opinions and instruments required to be delivered to the Indenture Trustee with respect to the satisfaction and discharge of the Indenture (Section 5.01(c)) and preparing the documents necessary for the Indenture Trustee to acknowledge the same (Section 5.01(a));

(viii)      on the resignation or removal of any Indenture Trustee, assisting the Trust in appointing a suitable successor Indenture Trustee as necessary, appointing a successor Indenture Trustee (Section 7.10(e)) and giving written notice of such resignation or removal and appointment to each Noteholder and to each Rating Agency (Section 7.10(f));

(ix)         preparing or causing to be prepared tax returns for the Trust (if required) and the reporting information for the Noteholders (Section 7.15);

(x)          preparing on behalf of the Trust written instructions regarding any action proposed to be taken or omitted by the Indenture Trustee upon the Indenture Trustee’s application therefor (Section 7.17);

(xi)         furnishing to the Indenture Trustee a list of the names and addresses of the Noteholders upon each transfer of a Note or at such other times as the Indenture Trustee may reasonably require (Section 8.01);

(xii)        preparing for the Trust such filings for filing with the Commission, and providing the Indenture Trustee with copies thereof once filed, as required by the Securities Exchange Act or otherwise as in accordance with rules and regulations prescribed from time to time by the Commission (Section 8.04);

(xiii)       preparing, completing and delivering to the Indenture Trustee (with a copy to each Rating Agency), a Monthly Noteholders’ Statement (Section 8.05);

(xiv)      preparing or obtaining any necessary Opinion of Counsel, Tax Opinion, Officer’s Certificate, or other document or instrument as may be required in connection with any supplemental indenture or amendment to the Indenture, any Indenture Supplement, any Terms Document, the Trust Agreement, the Servicing Agreement, the Transfer Agreement or the Receivables Sale Agreement (Article IX);

(xv)       giving notice to each Rating Agency and collecting the vote of Noteholders, as necessary, in connection with any supplemental indenture or amendment to the Indenture, any Indenture Supplement or any Terms Document (Article IX);

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(xvi)      appointing Paying Agents (Section 10.02) and causing any such Paying Agents to execute and deliver to the Indenture Trustee an instrument pursuant to which it agrees to act as Paying Agent as set forth in Section 10.03 of the Indenture;

(xvii)     preparing Officer’s Certificates of the Trust directing the Paying Agent to pay to the Indenture Trustee sums held in trust by the Issuing Entity or such Paying Agent for the purpose of discharging the Indenture (Section 10.03);

(xviii)    preparing written statements for execution by an Authorized Officer as required by Section 10.04 of the Indenture;

(xix)       performing or causing to be performed all things necessary to preserve and keep in full force and effect the legal existence, rights and franchises as a Delaware statutory trust of the Trust (Section 10.05) and comply with applicable law (Section 10.07);

(xx)        giving prompt written notice to the Indenture Trustee and each Rating Agency of each Event of Default and Early Amortization Event under the Indenture or any default of a Derivative Counterparty (Section 10.08);

(xxi)       providing to Noteholders and prospective Noteholders information required to be provided by the Trust pursuant to Rule 144A under the Securities Act (Section 10.11);

(xxii)      performing and observing all of the Trust’s obligations under the Indenture, any Indenture Supplement, any Terms Document, the Trust Agreement and any other instrument or agreement relating to the Collateral including preparing and causing the Trust to file UCC financing statements and continuation statements (Section 10.12);

(xxiii)     preparing or obtaining the instruments, documents, agreements, certificates and legal opinions required to be delivered by the Trust and preparing any notice required to be given to the Rating Agencies and the Indenture Trustee, in connection with the merger or consolidation of the Trust with any other Person or the conveyance or transfer of any of the Trust’s property or assets (Section 10.13);

(xxiv)    giving written notice to the affected Noteholders of any redemption by the Transferor (Section 11.01) and to the Indenture Trustee and each Rating Agency with respect to any such optional repurchase (Section 11.02);

(xxv)     to the extent set forth in the Related Documents, preparing or obtaining the instruments, documents, agreements and legal opinions required to be delivered by the Trust and/or the Indenture Trustee and preparing any notice required to be given by the Trust to the Rating Agencies, the Indenture Trustee and the Servicer in connection with addition or removal of Collateral, and designating such Collateral to be added or removed, as the case may be;

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(xxvi)    to the extent set forth in the Related Documents, taking, or assisting the Trust and/or the Indenture Trustee in taking, all actions necessary and advisable to obtain, maintain and enforce a perfected lien on and security interest in the Collateral in favor of the Indenture Trustee and preparing for execution and delivery or filing by the Trust all supplements and amendments to this Agreement and all financing statements, continuation statements, instruments of further assurance and other instruments; and

(xxvii)   obtaining legal opinions with respect to the security interest in the Collateral (Section 10.21).

(e)          Duties with Respect to Sale of Notes. The Administrator, on behalf of the Trust, shall perform the administrative duties of the Trust under any note purchase agreement, loan agreement or underwriting agreement. The Administrator, on behalf of the Trust, shall monitor the performance of the Trust and shall advise the Trust when action is necessary to comply with the Trust’s duties under any note purchase agreement, loan agreement or underwriting agreement. The Administrator shall prepare and execute on behalf of the Trust, or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant any note purchase agreement, loan agreement or underwriting agreement. In furtherance of the foregoing, the Administrator, on behalf of the Trust shall take all appropriate action that is the duty of the Trust to take pursuant to such documents.

(f)           Duties with Respect to the Trust. (i) The Administrator shall perform such calculations, and shall prepare for execution by the Trust or shall cause the preparation by other appropriate persons, of all such documents, reports, filings, instruments, certificates and opinions, as it shall be the duty of the Trust, to perform, prepare, file or deliver pursuant to the Related Documents. At the request of the Trust, the Administrator shall take all appropriate action that it is the duty of the Trust to take pursuant to the Related Documents. Subject to Section 5 of this Agreement, and in accordance with the directions of the Trust, the Administrator, on behalf of the Trust, shall administer, perform or supervise the performance of such other activities permitted by the Related Documents as are not covered by any of the foregoing and as are expressly requested by the Trust , and are reasonably within the capability of the Administrator.

(ii)         The Administrator, on behalf of the Trust, shall perform the duties specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

(iii)        The Administrator hereby agrees to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Documents or otherwise by law.

(iv)        In the event that the Trust is classified as a partnership for U.S. federal income tax purposes, the Administrator hereby agrees to serve as the partnership representative (within the meaning of Section 6223(a) of the Internal Revenue Code) of the Trust and perform the duties specified in Section 2.6 of the Trust Agreement in that regard.

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(g)          Additional Duties of the Administrator.

(i)          In addition to the duties of the Administrator set forth above, the Administrator shall perform all ministerial duties and obligations, other than payment obligations, of the Trust under the Related Documents and shall perform such calculations and shall prepare for execution by the Trust and shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Documents, and at the request of the Trust shall take all appropriate action that it is the duty of the Trust to take pursuant to the Related Documents.

(ii)         The Administrator shall perform the duties of the Administrator specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

(iii)        In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Trust and shall be, in the Administrator’s opinion, no less favorable to the Trust than would be available from unaffiliated parties.

(iv)        It is the intention of the parties hereto that the Administrator may execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Documents. In furtherance thereof, upon any written request from the Administrator, the Trust shall cause to be executed and delivered to the Administrator and its agents, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A, appointing the Administrator the attorney-in-fact of the Trust for the purpose of executing on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions.

(h)          Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action the Administrator shall have notified the Trust of the proposed action and the Trust, shall have consented or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A)         the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust (other than in connection with the collection of the Transferred Receivables);

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(B)         the amendment, change, supplement or modification of the Related Documents other than an Indenture Supplement; and

(C)         the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture.

(ii)         Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not take any other action that the Trust directs the Administrator not to take on its behalf.

SECTION 2.       Records. The Administrator shall maintain appropriate records relating to services performed hereunder, which records shall be accessible for inspection by the Trust or its designees, at any time during normal business hours upon ten (10) Business Days’ prior notice.

SECTION 3.        Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $350 per month payable in arrears on each Payment Date, which payment shall be solely an obligation of the Trust.

SECTION 4.        Additional Information to Be Furnished to the Trust. The Administrator shall furnish to the Trust from time to time such additional information regarding the Collateral as the Trust shall reasonably request.

SECTION 5.        Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Trust or Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Trust, the Administrator shall have no authority to act for or represent the Trust in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the Trust.

SECTION 6.        No Joint Venture. Nothing contained in this Agreement: (i) shall constitute the Administrator and the Trust as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 7.        Other Activities of the Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in their sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Trust.

SECTION 8.       Term of Agreement; Resignation and Removal of the Administrator. (a) This Agreement shall continue in force until the dissolution of the Trust, upon which event this Agreement shall automatically terminate.

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(b)          Subject to Section 8(d), the Administrator may resign its duties hereunder by providing the Trust and the Servicer with at least sixty (60) days’ prior written notice.

(c)          Subject to Section 8(d), at the sole option of the Trust, the Administrator may be removed immediately upon written notice of termination from the Trust to the Administrator and the Transferor if any of the following events shall occur:

(i)          failure on the part of the Administrator duly to observe or perform in any material respect any covenants or agreements of Administrator set forth in this Agreement which has a material adverse effect on the interests of the Trust, which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Administrator by the Trust (or, if such failure cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Trust); provided that if such failure was caused by an act of God or other similar occurrence, the Administrator shall have until one hundred twenty (120) days after the date of such failure to cure before a default in performance shall be deemed to have occurred under this Section.

(ii)         a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)        the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this subsection shall occur, it shall give written notice thereof to the Trust, the Servicer and the Indenture Trustee within seven days after the happening of such event.

(d)          Upon the Administrator’s receipt of notice of termination, pursuant to Section 8(c), or the Administrator’s resignation in accordance with this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until (x) the date forty-five (45) days from the delivery to the Trust and the Servicer of written notice of such resignation (or written confirmation of such notice) in accordance with this Agreement or (y) such other mutually agreed to date. In the event of the Administrator’s termination hereunder, the Trust shall appoint a successor Administrator, and the successor Administrator shall accept its appointment by a written assumption. No resignation or removal of the Administrator pursuant to this Section shall be effective until: (i) a successor Administrator shall have been appointed by the Trust, (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder and (iii) the Rating Agency Condition has been satisfied with respect to the proposed appointment.

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(e)          Upon appointment, the successor Administrator shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Administrator and shall be entitled to the compensation specified in Section 3 and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

(f)          The Administrator or the Trust, as the case may be, shall provide to the Indenture Trustee a copy of all notices required to be delivered under this Section 8.

SECTION 9.        Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a), or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Trust all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall cooperate with the Trust and the Indenture Trustee and take all reasonable steps requested to assist the Trust and the Indenture Trustee in making an orderly transfer of the duties of the Administrator.

SECTION 10.     Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)	if to the Trust, to:

SYNCHRONY CARD ISSUANCE TRUST
c/o Citibank, N.A., as Trustee
388 Greenwich Street
New York, New York 10013
Attn: Synchrony Card Issuance Trust
Telephone: 201-763-0613
Facsimile: 201-254-3899

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with a copy to:

Synchrony Bank, as Administrator
777 Long Ridge Road
Stamford, Connecticut 06902
Attention: Eric Duenwald – Treasurer
Telephone: (203) 585-2906
Facsimile: (844) 265-2601

Email: Eric.Duenwald@syf.com

(b)	if to the Administrator, to:

Synchrony Bank, as Administrator
777 Long Ridge Road
Stamford, Connecticut 06902
Attention: Eric Duenwald – Treasurer
Telephone: (203) 585-2906
Facsimile: (844) 265-2601

Email: Eric.Duenwald@syf.com

(c)	if to the Indenture Trustee, to:

THE BANK OF NEW YORK MELLON

Attention: Corporate Trust Office – Synchrony Card Issuance Trust

101 Barclay Street

New York, New York 10286

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

SECTION 11.     Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Trust and the Administrator. Promptly after the execution of any such amendment, the Administrator shall furnish written notification of the substance of such amendment or consent to the holder of the Transferor Certificate and each of the Rating Agencies.

SECTION 12.      Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Trust and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Trust to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided, that such successor organization executes and delivers to the Trust, an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

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SECTION 13.    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SUCH PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE BORROWER COLLATERAL OR ANY OTHER SECURITY FOR THE BORROWER SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PARTY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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SECTION 14.      Other Interpretive Matters.

(a)          All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)          Accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings giving to them under GAAP.

(c)          Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(d)          The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any subsection, Section or clause are references to subsections, Sections and clauses in this Agreement unless otherwise specified; the term “including” means “including without limitation”; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person’s successors and assigns; and references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time.

(e)          In the event that the UCC, as in effect on the date hereof, is revised, any reference herein to specific sections of the UCC shall be deemed to be references to any such successor sections.

SECTION 15.      Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 16.      Counterparts. This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement.

SECTION 17.      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 18.      Not Applicable to Synchrony Bank in Other Capacities. Nothing in this Agreement shall affect any obligation Synchrony Bank may have in any other capacity.

SECTION 19.      Limitation of Liability of the Trustee. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by Citibank, N.A., not individually or personally, but solely as Trustee of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking and agreement by Citibank, N.A. but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Citibank, N.A. has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust or any other party in this Agreement, and (e) under no circumstances shall Citibank, N.A. be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this document or any other related documents.

SECTION 20.      Indemnification. The Administrator shall indemnify the Trust (and its officers, directors, employees, trustees, and agents) (the “Indemnified Parties”) for, and hold them harmless against, any losses, liability or expense, including attorneys’ fees reasonably incurred by them (all of the foregoing being collectively referred to as “Indemnified Amounts”), incurred without gross negligence or willful misconduct on their part, arising out of or in connection with: (i) actions taken by either of them pursuant to instructions given by the Administrator pursuant to this Agreement or (ii) the failure of the Administrator to perform its obligations hereunder. The indemnities contained in this Section shall survive the termination of this Agreement and the resignation or removal of the Administrator or the Trust.

In the event any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Party pursuant to the preceding paragraph, such person shall promptly notify the Administrator in writing, and the Administrator shall have the option to assume the defense thereof, including the retention of counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding upon delivery to the Administrator of demand therefor. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Administrator has failed to assume the defense thereof, (ii) the Administrator and the Indemnified Party shall have mutually agreed to the retention of such counsel or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Administrator and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Administrator shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties. The Administrator shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Administrator agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Administrator shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

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SECTION 21.      No Proceedings. From and after the date hereof and until the date one year plus one day following the date on which the Outstanding Balance of all Transferred Receivables have been reduced to zero, the Administrator shall not, directly or indirectly, institute or cause to be instituted against the Trust any proceeding of the type referred to in the definition of “Insolvency Event.”

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SYNCHRONY CARD ISSUANCE TRUST
By: CITIBANK, N.A., not in its individual capacity but solely as Trustee on behalf of the Trust

By:	/s/ Kristen Driscoll
Name:	Kristen Driscoll
Title:	Vice President

SYNCHRONY BANK, as Administrator

By:	/s/ Eric Duenwald
Name:	Eric Duenwald
Title:	SVP, Treasurer

S-1
Administration Agreement

EXHIBIT A

FORM OF POWER OF ATTORNEY

POWER OF ATTORNEY

STATE OF [__________]	)
) ss.:
COUNTY OF [________]	)

KNOW ALL MEN BY THESE PRESENTS, that Synchrony Card Issuance Trust, a Delaware statutory trust (the “Trust”), does hereby make, constitute and appoint Synchrony Bank, as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as attorneys in fact to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Agreements (as defined in the Master Indenture, dated as of November 30, 2017, between the Trust and The Bank of New York Mellon), including, without limitation, to appear for and represent the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Trust could perform including, without limitation, the right to distribute and receive confidential information, defend and assert positions in response to deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

For the purpose of this Power of Attorney, the term “Administration Agreement” means the Administration Agreement, dated as of November 30, 2017, between the Trust and Synchrony Bank, as Administrator, as such may be amended, restated or otherwise modified from time to time.

All powers of attorney for this purpose heretofore filed or executed by the Trust are hereby revoked.

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EXECUTED this ______ day of [_____], 2017.

SYNCHRONY CARD ISSUANCE TRUST

CITIBANK, N.A.,
not in its individual capacity but solely as
Trustee on behalf of the Trust

By:
Name:
Title:

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